Exhibit 99.2

Strategos, Inc.

Consolidated Financial Statements

March 31, 2008

Strategos, Inc.

Consolidated Balance Sheet (Unaudited)

March 31, 2008

ASSETS
Current Assets
Cash and cash equivalents	$1,490,641
Accounts receivable	1,626,208
Costs and estimated earnings in excess of billings on uncompleted contracts	249,965
Other receivables	165,034
Prepaid expenses	22,675
Deferred tax asset	51,000

Total current assets	3,605,523

Investments	35,675

Property and equipment, net	50,504

Other assets, net	33,331

Total assets	$3,725,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$308,068
Billings in excess of costs and estimated earnings on uncompleted contracts	136,000
Accrued expenses	622,488
Deferred revenue	65,000

Total current liabilities	1,131,556

Convertible notes payable to stockholders	700,000

Total liabilities	1,831,556

Commitments and Contingencies

Stockholders’ Equity
Common stock, no par value; 50,000,000 shares authorized; 3,959,999 shares issued and outstanding	49,883
Accumulated other comprehensive loss	(182,722)
Retained earnings	2,026,316

Total stockholders’ equity	1,893,477

Total liabilities and stockholders’ equity	$3,725,033

See Notes to Unaudited Consolidated Financial Statements

Strategos, Inc.

Consolidated Statement of Operations and Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2008

Revenue	$3,206,933

Operating Expenses
Salaries and related expenses	1,801,477
Facility rent	25,134
Marketing and advertising expenses	25,658
Other general and administrative	165,177
Depreciation and amortization	7,800

2,025,246

Income from Operations	1,181,687

Other Income (Expense)
Interest income	9,823
Other income, net	8,438

Income Before Income Tax Expense	1,199,948

Income Tax Expense	(217,273)

Net Income	$982,675

STATEMENTS OF COMPREHENSIVE INCOME
Net Income	$982,675

Other Comprehensive Income
Foreign currency translation adjustment	2,189

Comprehensive Income	$984,864

See Notes to Unaudited Consolidated Financial Statements

Strategos, Inc.

Consolidated Statement of Stockholders’ Equity

For the Three Months Ended March 31, 2008

	Common Stock		Accumulated Other Comprehensive	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Loss
Balances, December 31, 2007	3,959,999	$49,883	$(184,911)	$1,043,641	$908,613
Foreign currency translation adjustment (unaudited)	—	—	2,189	—	2,189
Net income (unaudited)	—	—	—	982,675	982,675

Balances, March 31, 2008 (unaudited)	3,959,999	$49,883	$(182,722)	$2,026,316	$1,893,477

See Notes to Unaudited Consolidated Financial Statements

Strategos, Inc.

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2008

Cash Flows from Operating Activities
Net income	$982,675
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	7,800
Deferred income taxes	12,810
Changes in operating assets and liabilities:
Accounts receivable	(721,916)
Costs and estimated earnings in excess of billings on uncompleted contracts	(167,252)
Other receivables	18,577
Prepaid expenses	22,632
Accounts payable and accrued expenses	237,933
Billings in excess of costs and estimated earnings on uncompleted contracts	(78,692)
Deferred revenue	(224,784)

Net cash flows from operating activities	89,783

Cash Flows from Investing Activities
Purchase of property and equipment	(9,111)
Deposits and other assets	(2,660)

Net cash flows from investing activities	(11,771)

Cash Flows from Financing Activities
Issuance of convertible notes payable to stockholders	100,000

Net cash flows from financing activities	100,000

Foreign currency translation adjustment	2,189

Net increase in cash and cash equivalents	180,201

Cash and Cash Equivalents, beginning of the year	1,310,440

Cash and Cash Equivalents, end of the year	$1,490,641

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$—

Cash paid for interest	$—

See Notes to Unaudited Consolidated Financial Statements

Strategos, Inc.

Notes to Unaudited Consolidated Financial Statements

1.	Nature of Business

Interim Financial Information:

The financial information for Strategos, Inc. (the “Company” or “Strategos”) as of March 31, 2008 and for the three month period then ended is unaudited, but includes all adjustments (consisting only of normal recurring accruals), which, in the opinion of management are necessary in order to make the consolidated financial statements not misleading at such dates and for those periods. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, therefore, do not include all information and notes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. These consolidated financial statements should be read in conjunction with the consolidated audited financial statements and related notes included in the Company’s financial statements for the year ended December 31, 2007 included in Exhibit 99.1 to this Current Report on Form 8-K/A. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the entire year.

The Company:

The Company was incorporated in California on February 1, 1995. The Company provides long-term business and strategic consulting services focused on innovation as the catalyst for creating growth and new business models. The Company markets its services primarily to Global 1000 companies, and has its main office in Chicago, Illinois. In addition, the Company owns 100% of London-based Strategos Europe Limited (the “Subsidiary”) from which it serves customers in Europe.

On February 26, 2008, the Company entered into a Stock Purchase Agreement with UTEK Corporation (“UTEK”), pursuant to which UTEK agreed to potentially issue 1,248,960 shares of its unregistered common stock, valued at $15 million as of such date, to Strategos, Inc. Prior to the acquisition, the Company transferred substantially all of its operating assets and liabilities to a newly formed company, Carmi, Inc., a Florida corporation, which was formed to own all of the issued and outstanding capital stock of the Company. The assets and liabilities of Strategos Europe Limited were not transferred to Carmi, and accordingly, UTEK did not purchase this subsidiary.

On April 17, 2008, pursuant to the Stock Purchase Agreement, UTEK purchased Carmi, Inc., a 100% owned subsidiary of Strategos, Inc. Pursuant to the Stock Purchase Agreement, UTEK delivered one third of the UTEK shares to Strategos, Inc. The remaining UTEK shares were delivered to an escrow agent, to be released in two installments, 12 and 24 months after closing. Delivery of the escrowed shares to Strategos, Inc. will be dependent on the achievement of specific revenue targets for 2008 and 2009. If such targets are not met, a portion of the escrowed shares will be returned to UTEK.

2.	Significant Accounting Policies

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned Subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

Strategos, Inc.

Notes to Unaudited Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Revenue Recognition:

The Company recognizes revenues in accordance with Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Accordingly, revenues on fixed fee contracts are recognized under the percentage-of-completion methods of accounting, whereby contract revenues are recognized on a pro rata basis based upon costs incurred to date compared to total estimated contract costs. In cases where losses are estimated to be incurred upon completion of contracts, the full provision for such losses is charged to operations when they become known. In addition, some of the Company’s contracts provide for substantial contingent fees if future performance milestones are successfully met. Contingent fees are recorded based on the Company’s estimate of the likelihood of reaching future performance milestones.

Revenues from the sale of subscriptions to the Company’s database are generally received in the form of cash, which is initially deferred and subsequently recognized ratably over the term of the subscription, which is typically one year.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments purchased with remaining maturity dates of three months or less. The Company maintains cash and cash equivalent account balances with major financial institutions in the United States and the United Kingdom, which at certain times exceed federally insured limits for accounts in the United States. Deposits with these institutions may be redeemed on demand, and therefore, bear minimal risk.

Investments:

In 2000, the Company entered into a $20,000 convertible note receivable with Bamboo Pipeline, Inc. (“Bamboo”) (a private company). The convertible note included interest at 10% per annum and was due on November 30, 2001. The Company also received a warrant to purchase 4,100 shares of Bamboo common stock at $0.06 per share. In June 2001, in connection with the issuance of Bamboo’s Series A preferred stock, the note receivable was converted in 47,680 shares of Series A preferred stock. During 2005, the warrants were exercised, and as of March 31, 2008, the Company owns 73,810 shares of Bamboo common stock carried at approximately $29,000, which is included in investments. As Bamboo has no readily determinable market value, the Company carries this investment at cost. The Company periodically reviews the investment for impairment. During the three months ended March 31, 2008, there were no impairment charges related to this investment.

Advertising:

Advertising costs are expensed when incurred. Advertising expense for the three months ended March 31, 2008 was approximately $26,000.

Strategos, Inc.

Notes to Unaudited Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Income Taxes:

Income taxes are accounted for using the asset and liability approach. Deferred income taxes reflect the expected effect on future income taxes of the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts recorded for income tax purposes. Deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable or tax benefits are expected to be received. Deferred income taxes are classified as current or non-current based on the classification of related assets and liabilities giving rise to the temporary differences.

Fair Value of Financial Instruments:

At March 31, 2008, the carrying value of the Company’s financial instruments approximates fair value due to the short-term nature of the assets and liabilities.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company’s cash in the United States is invested with one bank and is federally insured up to $100,000. The Company generally does not require collateral on accounts receivable, as a majority of the Company’s customers are large, well-established companies. The Company provides reserves for credit losses on a case-by-case basis. Credit losses have historically been minimal and no allowance was provided against accounts receivable at March 31, 2008, as all receivables were considered to be collectible.

The Company had two major customers during the three months ended March 31, 2008. Major customers (those generating greater than 10% of annual revenues) accounted for approximately 23% of the Company’s sales during the period. Major customers accounted for approximately 41% of accounts receivable at March 31, 2008.

Foreign Currency Translation:

The Company’s foreign subsidiary located in the United Kingdom maintains its accounting records in the British Pound. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation, all assets denominated in foreign currency are translated using exchange rates in effect at the end of the year. The resulting cumulative translation adjustments are presented as a separate component of stockholders’ equity as accumulated other comprehensive loss. Foreign currency transaction gains and losses are recorded as other income and expense in the consolidated statement of operations.

Comprehensive Income:

The Company has adopted SFAS No. 130 Reporting Comprehensive Income. Under SFAS No. 130, the Company is required to report comprehensive income or loss, which includes the Company’s net income (loss) as well as changes in equity from other sources. In the Company’s case, the other change in equity included in comprehensive loss is the cumulative foreign currency translation adjustment.

Strategos, Inc.

Notes to Unaudited Consolidated Financial Statements

2.	Significant Accounting Policies (continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses in the financial statements and accompanying notes. Accordingly, actual amounts could differ from those estimates. Significant estimates contained in these consolidated financial statements include amounts related to estimated costs in excess of billings and billings in excess of costs on uncompleted projects as well as estimated contingent fees. For the three months ended March 31, 2008, revenue did not include any estimated contingent fees.

Recent Accounting Pronouncements:

In March 2008, the Financial Accounting Standards Board issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS No. 161 requires additional disclosures related to the use of derivative instruments, the accounting for derivatives and the financial statement impact of derivatives. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008. The adoption of SFAS No. 161 will not impact the Company’s consolidated financial statements.

3.	Contracts in Progress

Uncompleted contracts as of March 31, 2008 are summarized as follows:

Costs incurred on uncompleted contracts	$787,272
Estimated earnings on uncompleted contracts	1,125,658

$1,912,930
Less: billings to date	(1,798,965)

$113,965

Costs and estimated earnings on uncompleted contracts	$249,965
Billings in excess of costs and estimated earnings on uncompleted contracts	(136,000)

$113,965

4.	Convertible Notes Payable to Stockholders

During 2001, the Company borrowed approximately $1,250,000 in working capital loans from eight key employees/stockholders. During 2006, the notes were fully repaid as the Company borrowed $600,000 in working loans from six key employees/stockholders. During the three months ended March 31, 2008, the Company borrowed another $100,000 in working loans from a seventh key employee/stockholder. The notes bear interest at 20% and all principal and unpaid interest are due December 2010. The notes are convertible to common stock at a price of $0.08 per share upon a merger or acquisition of the Company. As of the note date or commitment date, there was no beneficial conversion feature associated with the conversion option. At March 31, 2008, convertible notes payable to shareholders totaled $700,000. At March 31, 2008, the convertible notes were classified as non-current, as the notes were converted to common stock upon the acquisition described in Note 1.

Strategos, Inc.

Notes to Unaudited Consolidated Financial Statements

5.	Stock Option Plan

In June 2003, the Company adopted the 2003 Stock Plan (the Plan). Under the Plan, the Company may issue options to purchase common stock to employees, directors, and consultants. Options granted under the Plan may be incentive stock options or nonqualified stock options. Incentive stock options (ISO’s) may be granted only to Company employees. Nonqualified stock options (NSO’s) may be granted to employees, directors and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of options, the term, and the exercise price. Options are to be granted at an exercise price not less than 100%, or 85% of fair market value for an NSO. For individuals holding more than 10% of the voting rights of all classes of stock, the exercise price of an option will not be less than 110% of fair market value. Options granted to officers, directors and consultants are immediately exercisable. The vesting periods for all other employees are 20% per year over five years from the grant date. The term of the options is no longer than five years for ISO’s for which the grantee owns greater than 10% of the voting power of all classes of stock and no longer than ten years for all other options. Under the Plan, the Company reserved 15,000,000 shares of common stock, and as of March 31, 2008, 6,650,000 options are available for grant.

On January 1, 2006, the Company adopted the provisions of SFAS 123(R), at which time all outstanding stock options were fully vested. In accordance with the adoption provisions of SFAS 123(R), there was no compensation expense related to these options.

The Company did not have any stock option grants during the three months ended March 31, 2008. The Company had no compensation expense related to stock options in accordance with SFAS 123(R) during the period. Consequently, there was no impact on cash flows from operating, investing or financing activities for the period.

There were no cash proceeds from the exercise of stock options for the three months ended March 31, 2008. There was no compensation cost related to stock options or tax benefits from the exercise of common stock options for the three months ended March 31, 2008. At March 31, 2008, there was no unrecognized compensation cost related to stock options.

The following table represents stock option activity as of and for the three months ended March 31, 2008:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Intrinsic Value
Options Outstanding, December 31, 2007	8,350,000	0.02	6.67 years
Exercised	—			$—
Cancelled	—

Options Outstanding, March 31, 2008	8,350,000	$0.02	6.42 years	$—

Options Exercisable, March 31, 2008	8,350,000	$0.02	6.42 years	$—

All outstanding options are currently exercisable at an exercise price of $0.02 and have a remaining contractual life of approximately 6.4 years at March 31, 2008. Related to the acquisition described in Note 1, all of the above outstanding stock options were exercised.

Strategos, Inc.

Notes to Unaudited Consolidated Financial Statements

6.	Commitments and Contingencies

Stock Purchase Agreements:

In 1995, the Company’s Board of Directors authorized the sale of common stock to certain founders and employees of the Company, subject to restricted stock purchase agreements. Under the agreements, all shares of common stock, including stock issued in subsequent years, vest over a three-year period. Unvested shares are subject to repurchase at the original issuance price. At March 31, 2008, no shares issued under the stock purchase agreements are subject to repurchase by the Company.

Profit Sharing Plan and Trust:

The Company sponsors a defined contribution profit sharing plan. Eligible employees must be at least 18 years old, employed for six months, and have worked at least 1,000 hours. Eligible employees become fully vested in the plan after two years. The profit sharing is funded quarterly at 5% of earnings. In addition, the Company has one annual funding that is at the discretion of the Board of Directors. There were no contributions to the plan for the three months ended March 31, 2008. This plan is being terminated in 2008 as a result of the acquisition described in Note 1.

Operating Lease:

The Company leases office space under a non-cancelable operating lease agreement that expires September 30, 2011. The lease requires the Company to pay monthly rent subject to annual increases based on the consumer price index, plus certain operating expenses. Rent expense was approximately $25,000 for the three months ended March 31, 2008.